Exhibit 99.(e)(12)

ESCROW AGREEMENT

ESCROW AGREEMENT, made and entered into as of                          , 2013 (this “Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and together with SVU, sometimes referred to individually as “Party” and collectively as the “Parties”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).

WITNESSETH:

WHEREAS, ASC has issued, and there are currently outstanding, the Existing ASC Notes (as defined below) pursuant to the Senior Indenture, dated as of May 1, 1995, between ASC and Wells Fargo Bank, National Association (as successor trustee) (together with its successors, the “Trustee”) (as supplemented by Supplemental Indenture No. 1, dated as of January 23, 2004, the Supplemental Indenture No. 2, dated as of July 6, 2005, the Supplemental Indenture No. 3, dated as of July 21, 2008 and the Supplemental Indenture No. 4, dated as of                            , 2013) (the “ASC Indenture”);

WHEREAS, pursuant to certain Guarantees, dated as of July 6, 2005, SVU (as successor to Albertson’s Inc.) has guaranteed the obligations of ASC under the ASC Indenture and the Existing ASC Notes (the “SVU Guarantee”);

WHEREAS, SVU, AB Acquisition LLC, a Delaware limited liability company (“AB LLC”), and New Albertson’s, Inc., a Delaware corporation (“NAI”) are parties to a Stock Purchase Agreement dated as of January     , 2013, (the “NAI Purchase Agreement”), pursuant to which SVU has agreed to sell to AB LLC all of the issued and outstanding capital stock of NAI on the terms and conditions set forth therein;

WHEREAS, ASC is a wholly owned subsidiary of NAI;

WHEREAS, pursuant to the terms of the NAI Purchase Agreement, AB LLC has agreed, contemporaneously with the closing of the transactions contemplated by the NAI Purchase Agreement, to cause ASC to deposit $467,000,000 (the “Initial Escrow Amount”) with the Escrow Agent to be held in escrow by the Escrow Agent as provided below; and

WHEREAS, the Parties desire that the Escrow Agent disburse amounts from such escrow from time to time as provided below;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the terms and conditions hereof, and in return for other good and valuable consideration as set out in this Agreement, the parties hereto hereby agree as follows:

1.                                      Definitions.  Unless otherwise defined herein, each capitalized term used herein shall have the meaning set forth in the NAI Purchase Agreement.  When used in the Agreement, the following terms shall have the respective meanings set forth below:

“ABL Facility” means the credit facility for which Wells Fargo Bank, National Association is the administrative and collateral agent as set forth in that certain Credit Agreement, dated as of [     ], among Wells Fargo Bank, National Association, as administrative and collateral agent, the lenders party thereto, SVU and certain of its subsidiaries, as the same now exists or may hereafter be amended, modified, supplemented, extended, restated, restructured, refinanced or replaced, whether with the same or different lenders or agent.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions) by ASC or any of its subsidiaries of any any assets, other than (i) a disposition by a subsidiary of ASC to ASC or by ASC or a subsidiary of ASC to a wholly owned subsidiary of ASC; (ii) a sale or other disposition of inventory or other assets in the ordinary course of business; (iii) dispositions of assets with a fair market value (as determined by the board of managers of ASC in good faith) of less than (A) $10 million in any single or related series of transactions or (B) $40 million in the aggregate in any fiscal year; (iv) a disposition of cash or cash equivalents; (v) licensing or sublicensing or any other similar arrangements in the ordinary course of business and which do not materially interfere with the business of ASC and its subsidiaries taken as a whole, and maintenance or servicing of such arrangements; (vi) dispositions (including without limitation surrenders and waivers) of accounts receivable or other contract rights in connection with the compromise, settlement or collection thereof; or (vii) any sale or disposition of any property or equipment that has become damaged, worn-out or obsolete or pursuant to a program for the maintenance or upgrading of such property or equipment.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Consolidated Total Assets” means the aggregate book value of the assets of ASC and its consolidated subsidiaries (without giving effect to purchase accounting adjustments with respect to the transactions contemplated by the NAI Purchase Agreement) as reflected on the consolidated balance sheet of ASC as of the end of the fiscal quarter ended most recently prior to the date of determination.

“Existing ASC Notes” means the notes and debentures listed on Schedule A to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)        any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to ASC;

(b)        any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to ASC or with respect to a material portion of its assets;

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(c)        any liquidation, dissolution, reorganization or winding up of ASC whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)        any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ASC.

“Interest Reserve Amount” means, at the date of an Asset Disposition, the sum of the scheduled payments of interest required during the three years succeeding the date of such Asset Disposition in respect of the Existing ASC Notes outstanding at the time of such Asset Disposition.

“Net Cash Proceeds” means 100% of the cash proceeds (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) actually received by ASC or one of its subsidiaries from an Asset Disposition, net of (i) customary fees and expenses incurred in connection therewith, (ii) any amount required to repay Indebtedness for borrowed money (including capital leases) secured by the assets subject to such Asset Disposition, whenever incurred or any other Indebtedness existing on the date hereof, and in either case that is required to be repaid or prepaid under the terms thereof as a result of such Asset Disposition, (iii) taxes paid or reasonably estimated to be payable as a result of such Asset Disposition, (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or related to environmental matters or against any indemnification obligations, (v) any amounts paid or payable in connection with such Asset Disposition with respect to pension plan and other post-employment benefit liabilities of ASC or its affiliates, including contributions to a pension plan required to be made under any arrangements with the PBGC entered into in connection with the transactions contemplated by the NAI Purchase Agreement, and (iv) any proceeds from the sale, lease, transfer or other disposition of assets subject to a lien or security interest in favor of the California Self-insurer’s Security Fund that are required to be deposited as replacement collateral with the California Self-Insurer’s Security Fund in connection with the Asset Disposition.

“Responsible Financial Officer” means the chief financial officer, controller or treasurer of ASC or SVU, as the case may be, or any other officer performing comparable duties and responsibilities.

“Term Loan Facility” means the credit facility for which Goldman Sachs Bank USA is the administrative and collateral agent as set forth in that certain Credit Agreement, dated as of [                                         ], among Goldman Sachs Bank USA, as administrative and collateral agent, the lenders party thereto, SVU and certain of its subsidiaries, as the same now exists or may hereafter be amended, modified, supplemented, extended, restated, restructured, refinanced or replaced, whether with the same or different lenders or agent.

2.                                      Appointment of the Escrow Agent.  SVU and ASC hereby appoint JPMorgan Chase Bank, N.A., as escrow agent, to act in accordance with the terms and conditions

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set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

3.                                      Establishment of Escrow Account.

(a)                                 Pursuant to Section 5.12 of the NAI Purchase Agreement, on the date hereof, substantially contemporaneously with the consummation of the Share Purchase and the Albertson’s Asset Purchase, ASC has deposited with the Escrow Agent the Initial Escrow Amount in immediately available funds by wire transfer, to be held in a segregated account (the “Escrow Account”) by the Escrow Agent (the Initial Escrow Amount, together with the Additional Escrow Amount (as defined in Section 3(b) below, the “Escrow Amount”) to be disbursed by the Escrow Agent in accordance with the terms and conditions of this Agreement. The Escrow Agent shall establish subaccounts within the Escrow Account designated “Initial Escrow Amount Subaccount” and “Additional Escrow Amount Subaccount”.  The Initial Escrow Amount shall be held by the Escrow Agent in the Initial Escrow Amount Subaccount, and the Additional Escrow Amount shall be held by the Escrow Agent in the Additional Escrow Amount Subaccount.  Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent.  For purposes of this Agreement, the “Escrow Fund” shall mean the Escrow Amount held in the Escrow Account from time to time, together with all investments thereof including the shares in the MMMF (as hereinafter defined) and any Investment Earnings (as hereinafter defined), less any losses on investments pursuant to Section 4 below, less amounts distributed in accordance with this Agreement.  The Escrow Fund shall be held by the Escrow Agent for the benefit of SVU, the Trustee and ASC as provided in this Agreement.  Except as expressly set forth in this Agreement, SVU and ASC represent and agree that the Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto.  The Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Party hereto owing to the Escrow Agent in any capacity.

(b)                                 Subject to Section 3(c) below, within three Business Days after its receipt of any Net Cash Proceeds from an Asset Disposition if the aggregate cumulative amount of Asset Dispositions after the date of this Agreement exceeds 10% of ASC’s Consolidated Total Assets, ASC shall deposit with the Escrow Agent, in immediately available funds by wire transfer, to be held in the Escrow Account, an amount equal to the lesser of 100% of such Net Cash Proceeds or the amount of such Net Cash Proceeds necessary so that, after giving effect to such deposit, the amount held in the Additional Escrow Amount Subaccount (exclusive of Investment Earnings) equals the Interest Reserve Amount at such time.  The aggregate cumulative amount of Net Cash Proceeds deposited pursuant to this subsection and held in the Additional Escrow Amount Subaccount at any time is referred to herein as the “Additional Escrow Amount”).  Contemporaneously with any such deposit, ASC shall deliver to SVU a certificate of a Responsible Financial Officer of ASC, setting forth in reasonable detail the calculation of Net Cash Proceeds in connection with such Asset Disposition.

(c)                                  ASC shall not be required to deposit Net Cash Proceeds with the Escrow Agent pursuant to Section 3(b) if (i) within three Business Days after its receipt of Net Cash Proceeds from an Asset Disposition that would otherwise be required to be deposited pursuant to Section 3(b), it delivers to SVU and the Escrow Agent a certificate of a Responsible Financial

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Officer of ASC certifying that it intends to use such Net Cash Proceeds to redeem Existing ASC Notes or to purchase Existing ASC Notes (whether through tenders, market purchases, private transactions, or otherwise) with the intention to deliver them to the Trustee for cancellation and (ii) it uses such Net Cash Proceeds for the purchase of Existing ASC Notes, or irrevocably deposits such proceeds with the Trustee for the redemption of Existing ASC Notes, in either case within ten Business Days after its receipt thereof and substantially concurrently with any such purchase or redemption it delivers the purchased Existing ASC Notes to the Trustee for cancellation.  Any such Net Cash Proceeds that are not applied to such purchase or deposit for redemption within such 10-day period shall be delivered to the Escrow Agent in immediately available funds by wire transfer within two Business Days after the end of such period to be held in the Escrow Account as part of the Additional Escrow Amount.  To the extent that after any such redemption or cancellation the amount held in the Initial Escrow Amount Subaccount is greater than the outstanding principal amount of the Existing ASC Notes, such excess shall be transferred by the Escrow Agent to the Additional Escrow Amount Subaccount to the extent required to cause the amount held in the Additional Escrow Account Subaccount to equal the Interest Reserve Amount at such time.

4.                                      Receipt of Escrow Amount; Investment.

(a)                                 The Escrow Agent hereby acknowledges receipt of the Initial Escrow Amount from ASC on the date hereof, and agrees, unless otherwise instructed in writing by an Authorized Representative (as defined in Section 5(e)) of SVU and ASC, that it shall invest the Escrow Fund, from and after the date hereof, in a money market mutual fund with JPMorgan Chase Bank, N.A (a “MMMF”) as set forth in Schedule B attached to this Agreement and any such investments will be held in the name of the Escrow Agent and credited to the Escrow Account.  The Escrow Agent agrees to deposit in the Escrow Account (and in the applicable subaccount holding the Escrow Amount on which the following were received), and hold in escrow, until distributed pursuant to the terms of this Agreement, all dividends, interest and other gains or income derived from the investment or reinvestment of amounts held in the Escrow Account, if any (the “Investment Earnings”).  Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any securities listed on Schedule B furnished in any report or statement may be obtained from third party sources and are furnished for the use of SVU and ASC. The Escrow Agent has no responsibility whatsoever to determine the market value or other value or any of the securities listed on Schedule B and makes no representation or warranty, expressed or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on sales of the MMMF. The selection of the MMMF was based upon SVU’s and ASC’s independent review of the prospectuses provided to SVU and ASC by the Escrow Agent.  SVU and ASC acknowledge that an affiliate of the Escrow Agent, JPMorgan Asset Management, serves as an investment manager for the selected MMMF and has the right to receive fees in an amount agreed in advance in writing by the Escrow Agent, SVU and ASC.

(b)                                 Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold, provided, that unless otherwise instructed by SVU and ASC the only investments purchased shall be shares of a MMMF.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity at the best price

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available at the time of the transaction in accordance with the terms of Section 7 hereof.  The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder, including, without limitation, charging an agency fee in connection with each transaction.  SVU and ASC recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein.  The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of SVU or ASC to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  Absent prior written joint instructions from SVU and ASC regarding which particular investments the Escrow Agent shall liquidate, the Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

5.                                      Distribution of the Escrow Fund.

(a)                                 The Escrow Agent is authorized to disburse or distribute the Escrow Fund as follows, unless otherwise retained in accordance with Section 5(b) below:

(i) Upon receipt of a written instruction of an Authorized Representative of SVU (substantially in the form attached hereto as Exhibit A and a copy of which shall be sent simultaneously to ASC) stating that one or more series of the Existing ASC Notes identified in such instructions have become or been declared due and payable following an event of default under the ASC Indenture, the Escrow Agent shall disburse to the Trustee, for application to the payment of such Existing ASC Notes that have become or been declared due and payable, an amount from the Initial Escrow Amount Subaccount specified in such written instruction to be the amount of the outstanding principal balance of such Existing ASC Notes that have become or been declared due and payable, plus any amount from the Additional Escrow Amount Subaccount specified in such written instruction to be accrued and unpaid interest on such principal balance of such Existing ASC Notes that have become or been declared due and payable;

(ii) Upon receipt of a written instruction of an Authorized Representative of SVU (substantially in the form attached hereto as Exhibit B and a copy of which shall be sent simultaneously to ASC) stating that a demand has been made that SVU make, or that SVU has made, a payment under the SVU Guarantee in respect of the Existing ASC Notes, to which instruction shall be attached a certificate of a Responsible Financial Officer of SVU certifying to ASC that SVU is required to make, or has made, such payment and the amount of the payment, the Escrow Agent shall disburse either to the Trustee, for application to the payment of the Existing ASC Notes or, if the statement indicates that such payment has been made, to SVU, such amounts from the Initial Escrow Amount Subaccount and the Additional Escrow Amount Subaccount as shall be specified in such written instruction (which shall not exceed the aggregate amount in respect of the outstanding principal balance of, accrued interest on and/or other amount in respect of the Existing ASC Notes that SVU is required to pay or has paid); to the

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extent that any of the amounts required to be paid or that have been paid under the SVU Guarantee represent amounts other than principal, SVU shall instruct the Escrow Agent to disburse such amount first from the Additional Escrow Amount Subaccount to the extent of the Escrow Funds held in such subaccount before disbursing any amount from the Initial Escrow Amount Subaccount;

(iii) Upon receipt of a written instruction from an Authorized Representative of ASC (substantially in the form of Exhibit C and a copy of which shall be sent simultaneously to SVU) stating that the outstanding principal balance of, and all accrued interest on, Existing ASC Notes have been satisfied and discharged in full, have been redeemed or have been repurchased and cancelled the Escrow Agent shall, if it has not received a notice from an Authorized Representative of SVU disputing such instruction within five Business Days after the Escrow Agent’s and SVU’s receipt of such instruction, disburse to ASC an amount of the Initial Escrow Amount held in the Initial Escrow Amount Subaccount equal to the outstanding principal amount of the Existing ASC Notes that were satisfied and discharged, redeemed or repurchased and cancelled and any amount of the Additional Escrow Amount held in the Additional Escrow Amount Subaccount, if any, in excess of the Interest Reserve Amount in respect of the Existing ASC Notes outstanding after such satisfaction and discharge, redemption or repurchase and cancellation; provided, however, that if the Additional Escrow Amount held in the Additional Escrow Amount Subaccount immediately prior to such distribution is less than the Interest Reserve Amount in respect of the Existing ASC Notes outstanding after such redemption or repurchase and cancellation, then a portion of the Initial Escrow Account equal to such deficiency that would otherwise be disbursed to ASC pursuant to this clause (iii) shall instead be deposited into the Additional Escrow Amount Subaccount;

(iv) Upon receipt of a written instruction from an Authorized Representative of ASC (substantially in the form attached hereto as Exhibit D and a copy of which shall be sent simultaneously to SVU), stating that (i) within five Business Days after its receipt of the following disbursements, ASC intends to purchase Existing ASC Notes (whether through tenders, market purchases, private transactions, or otherwise) with the intention to deliver them to the Trustee for cancellation, or to irrevocably deposit funds with the Trustee to redeem Existing ASC Notes, and (ii) after giving effect to the following disbursements and to such purchases and cancellation or redemption, (A) the remaining balance of the Initial Escrow Amount in the Initial Escrow Amount Subaccount will not be not less than the outstanding principal balance of the remaining Existing ASC Notes, and (B) the remaining balance of the Additional Escrow Amount in the Additional Escrow Amount Subaccount will not be less than the Interest Reserve Amount with respect to the outstanding principal balance of the Existing ASC Notes, to which instruction shall be attached a certificate of a Responsible Financial Officer of ASC certifying to SVU that the portion of the Escrow Fund to be disbursed shall be used solely to purchase or redeem such Existing ASC Notes and such Existing ASC Notes will substantially concurrently with their purchase or redemption be delivered to the Trustee for cancellation, the Escrow Agent shall disburse to ASC

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or to the account of the seller or tendering holder of such Existing ASC Notes for settlement of the purchase, or to the account of the Trustee in connection with a deposit for redemption, an amount of the Escrow Fund from the Initial Escrow Amount Subaccount and/or the Interest Reserve Subaccount as specified in such written instructions; provided, however, that the amount of the Escrow Fund disbursed directly to ASC pursuant to this Section 5(a)(iv) and not yet used to purchase or redeem Existing ASC Notes or deposited into the Escrow Account in accordance with the following proviso shall not exceed $10,000,000 at any time;  provided, further that if at the expiration of five Business Days after ASC’s receipt of the portion of the Escrow Fund disbursed directly to it under this subsection, ASC has not utilized such portion of the Escrow Fund to purchase or redeem Existing ASC Notes such that the condition set forth in clause (ii) above is satisfied, ASC shall deposit into the Escrow Account, by wire transfer of immediately available funds, an amount sufficient to cause such condition to be satisfied.

(v) Upon receipt of a written instruction from an Authorized Representative of SVU (substantially in the form attached hereto as Exhibit E and a copy of which shall be sent simultaneously to ASC) or a written instruction from an Authorized Representative of ASC (substantially in the form attached hereto as Exhibit F and a copy of which shall be sent simultaneously to SVU), stating that SVU has been released in full from the SVU Guarantee or that the SVU Guarantee has been terminated, the Escrow Agent, if it has not received a notice from an Authorized Representative of SVU disputing any such instruction from ASC within five Business Days after the Escrow Agent’s and SVU’s receipt of such instruction, shall disburse to ASC the entire amount of the Escrow Fund;

(vi) Upon receipt of a written instruction from an Authorized Representative of ASC (substantially in the form attached hereto as Exhibit G and a copy of which shall be sent simultaneously to SVU), stating that after giving effect to the following disbursement of Investment Earnings, the remaining balance of the Initial Escrow Amount in the Initial Escrow Amount Subaccount will not be not less than the outstanding principal balance of the Existing ASC Notes, and the remaining balance of the Additional Escrow Amount in the Additional Escrow Amount Subaccount will not be less than the Interest Reserve Amount with respect to the outstanding principal balance of the Existing ASC Notes, the Escrow Agent shall disburse to ASC such amount of Investment Earnings held in the Escrow Account as specified in such instructions; and

(vii) in accordance with a final, non-appealable order, decree or judgment of a court of competent jurisdiction, accompanied by an opinion of counsel to the presenting Party to the effect that the court award, judgment or order is final and that the time for appeal of such court award, judgment or order has expired and no appeal therefrom has been perfected, and such court award, judgment or order is from a court of competent jurisdiction (an “Order”).

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(b)                                 Notwithstanding any provision herein to the contrary, it is understood and agreed that should any dispute arise between SVU and ASC hereto in accordance with the provisions of Section 5(a) with respect to the delivery, disbursement and/or ownership or right of possession of all or any portion of the Escrow Fund held by the Escrow Agent hereunder, upon the written notification of such dispute by the disputing party to the Escrow Agent, the Escrow Agent is authorized and directed (i) to retain in the Escrow Agent’s possession without liability of the Escrow Agent, except for its bad faith, gross negligence or willful misconduct, such entirety or portion of the Escrow Fund subject to dispute until such disputes shall have been settled by (A) mutual written agreement of SVU and ASC (a copy of which written agreement shall be provided by such Parties to the Escrow Agent) or (B) an Order, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (ii) if required by any state or Federal court having competent jurisdiction, to deliver the Escrow Fund, and any other property and documents held by the Escrow Agent hereunder, to a court of competent jurisdiction in accordance with the applicable procedure therefor.

(c)                                  SVU and ASC hereby agree to execute and deliver to the Escrow Agent such joint written instructions as shall be necessary to effectuate the disbursement from time to time of all or any portion of the Escrow Fund as specified in this Agreement.

(d)                                 Each disbursement by the Escrow Agent pursuant to Section 5(a) shall be made by wire transfer of immediately available funds to an account specified in such instructions or, if to the Trustee, in a separate written direction from an authorized representative of the Trustee.

(e)                                  Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth in Annex 1 attached to this Agreement, as such annex may be updated from time to time at the discretion of the appropriate Party (each, an “Authorized Representative”), and delivered to the Escrow Agent (with a copy to the other Party) only by confirmed facsimile on a Business Day only at the fax number set forth in Section 11 below.  No instruction for or related to the transfer or distribution of the Escrow Fund shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile only at the fax number set forth in Section 10 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. For the avoidance of doubt, if a facsimile is transmitted to the Escrow Agent for the purposes described in this Section 5 on a day that is not a Business Day, such facsimile will be deemed received for the purposes of this Agreement on the first Business Day thereafter. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if delivered to any other fax number.

6.                                      Rights in Escrow Property; Security Interest.

(a)                                 It is the intention of the parties hereto that this Agreement create a true escrow and that none of SVU, the Trustee or ASC has any ownership of, or rights in, the Escrow

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Account or the Escrow Fund other than their respective limited contractual right to receive the Escrow Fund under the circumstances specified in Section 5 hereof.

(b)                                 As security for the due and punctual payment when due of all amounts that may be payable from time to time to SVU to reimburse it for amounts demanded from or paid by it under the SVU Guarantee, now or hereafter arising (the “Secured SVU Guarantee Amount”), ASC hereby pledges, assigns and grants to SVU a continuing first priority security interest in, and lien on, all of ASC’s rights under this Agreement, including the rights ASC may have, if any, in the Escrow Account and the Escrow Fund (collectively, the “Escrow Collateral”).  As security for the due and punctual payment when due of all amounts that may be payable from time to time under the ASC Indenture and the Existing ASC Notes, now or hereafter arising (the “Secured SVU Notes Amounts”), ASC hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, a continuing, second priority security interest in, and lien on, all of the Escrow Collateral.

(c)                                  The parties hereto acknowledge and agree that: (i) the Escrow Account will be treated as a “Securities Account,” (ii) the Escrow Fund will be treated as “Financial Assets,” (iii) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by the Escrow Agent as “Securities Intermediary” from SVU, the Trustee, ASC and any other persons entitled to give “Entitlement Orders” with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York.  The Escrow Agent represents and warrants that the Escrow Agent is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account.  Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “Code”), will apply to this Agreement, and all terms quoted in this clause (c) will have the meanings assigned to them by Article 8 of the Code.

(d)                                 The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account and all investments thereof will be promptly credited to the Escrow Account by the Escrow Agent.  The Escrow Agent represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account or the Escrow Fund with any other party without the prior written consent of ASC and SVU.

(e)                                  ASC agrees to take all steps reasonably requested by SVU in connection with the perfection of SVU’s and the Trustee’s security interest as described above.  Without limiting the generality of the foregoing, ASC hereby authorizes SVU on behalf of itself and the Trustee, to file one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as SVU may determine is necessary or advisable in order to perfect the security interests granted herein.  ASC represents and warrants that it is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and ASC hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving SVU at least 30 days’ prior written notice thereof.

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(f)                                   Upon the release of any of the Escrow Fund pursuant to this Agreement hereof, the security interests of SVU and the Trustee for the benefit of the holders of the Notes will automatically terminate with respect to any such Escrow Fund released without any further action and such released Escrow Fund will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, SVU, the Trustee and the holders of the Notes.

(g)                                  ASC hereby represents and agrees not to create, grant, incur or suffer to exist a security interest, encumbrance, lien or other claim, directly or indirectly, on ASC’s rights under this Agreement, including the rights ASC may have, if any, in the Escrow Account and the Escrow Fund, other than involuntary liens arising by operation of law or the security interests granted to SVU and the Trustee hereunder.

(h)                                 Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any lien securing the Escrow Collateral, and notwithstanding any provision of the UCC, or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or any other applicable law or any other provision of this Agreement, the lien securing the Escrow Collateral in favor of SVU, the subordination of such lien to any other lien, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against ASC, the following provisions shall apply to such lien:

(i)      the lien on the Escrow Collateral securing the Secured SVU Guarantee Amounts now or hereafter held by or on behalf of SVU or any agent or trustee therefor, shall be senior in all respects and prior to the lien on the Escrow Collateral securing the Secured SVU Notes Amounts; and

(ii)     any lien on the Escrow Collateral now or hereafter held by or on behalf of ASC or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all liens thereon securing any Secured SVU Guarantee Amounts.  All liens on the Escrow Collateral securing any Secured SVU Guarantee Amounts shall be and remain senior in all respects and prior for all purposes, whether or not such liens securing any SVU Guarantee Amounts are subordinated to any lien securing any other obligation of ASC or any other Person.

7.                                      Exculpation of the Escrow Agent.

(a)                                 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall be under no liability to SVU or ASC by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any other document to perform such party’s obligations hereunder or under any such other document.

(b)                                 This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

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(c)                                  Provided the Escrow Agent acts in accord with this Agreement and in the exercise of its own best judgment, the Escrow Agent shall not be liable for any action taken or omitted by it in good faith, or any action suffered by it to be taken or omitted in good faith, and may rely conclusively on (not only as to the due execution thereof and the validity and effectiveness of the provisions thereof, but also as to the truth and acceptability of any information therein contained), and shall be protected in acting upon, any order, notice, demand, certificate, statement, instrument, report, opinion or advice of counsel (including counsel chosen by the Escrow Agent), or other paper or document reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper Person or Persons.

(d)                                 The Escrow Agent shall not be liable to SVU, ASC, or any other Person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 5(e) above and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder.

(e)                                  The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers pursuant to this Agreement, and shall not be required to take any action which, in the Escrow Agent’s reasonable judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its reasonable discretion, to be satisfactory.

(f)                                   The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of courts of law (and instructions given by the Parties hereto, or other Persons, pursuant thereto).  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties or to any other Person by reason of such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction and shall only be liable for its bad faith, gross negligence or willful misconduct with respect to its obeying or complying with any such order, judgment or decree in failing to comply with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process.

(g)                                  The Escrow Agent shall be entitled to employ and execute any of its powers and perform any of its duties hereunder directly through agents or such legal counsel, and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Escrow Agent shall be liable only for its bad faith, gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such agent, attorney or expert.  The Escrow Agent may consult with counsel, accountants and other skilled Persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled Persons.

(h)                                 SVU and ASC shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors,

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officers, managers, attorneys, accountants, experts, agents and employees (the “indemnitees”) from and against all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement or the Escrow Agent’s enforcement of any rights or remedies under or in connection with this Agreement (to the extent that it is the prevailing party), or as may arise by reason of any related act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been caused by the negligence or willful misconduct of such indemnitee, or (ii) the Escrow Agent following any written instructions from SVU or ASC, to the extent that such instruction is expressly permitted or required by this Agreement, provided, however, that in all events, subject to the immediately following proviso, (x) one-half of the Losses specified in the foregoing provisions of this paragraph to be paid by SVU and ASC shall be paid by SVU and (y) the other half of the Losses specified in the foregoing provisions of this paragraph to be paid by SVU and ASC shall be paid by ASC; provided, further, however, that to the extent that such Losses arise as a result of a dispute between SVU and ASC with respect to the delivery, disbursement, and/or ownership or right of possession of all or any portion of the Escrow Fund held by the Escrow Agent hereunder, then SVU or ASC, to the extent that it does not prevail vis-à-vis the other with respect to such dispute (as determined by a final, non-appealable judgment or order of a court of competent jurisdiction), shall also pay that portion of such Losses that the other was required to pay pursuant to the foregoing proviso.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action.

(i)                                     The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, except as required by applicable laws.  The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

(j)                                    The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Account.  The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s bad faith, gross negligence or willful misconduct was the cause of any loss to the parties.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held under the terms of this Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by an Order.

(k)                                 The indemnity obligations contained in this Section 7 shall survive the termination of this Agreement, the payment of all amounts hereunder, and the resignation, replacement or removal of the Escrow Agent.

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8.                                      Compensation of the Escrow Agent.

(a)                                 The Escrow Agent shall not be entitled to compensation in connection with the performance of its duties under this Agreement other than (i) $           per annum (without proration for a partial year), and (ii) reimbursement of its reasonable out-of-pocket expenses. All such compensation and reimbursement of expenses shall be paid one-half by SVU and one-half by ASC.  The fees for the term of this Agreement are payable upon execution hereof.

(b)                                 The fees quoted are based on a review of the transaction documents provided and an internal due diligence review.  The Escrow Agent reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set the Escrow Agent’s fees.  The Escrow Agent shall provide SVU and ASC with prompt written notice (and in all events, not less than thirty (30) days’ prior written notice) of any such revision, modification, change or supplement, and SVU and ASC may discharge the Escrow Agent and appoint a successor escrow agent according to Section 21 below.

(c)                                  Any additional services beyond the Escrow Agent’s usual and customary ministerial duties, including record-keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in this Agreement, and all reasonable out-of-pocket expenses of the Escrow Agent, including attorney’s or accountant’s fees and expenses, will be considered extraordinary services for which the related costs, transaction charges, and additional fees will be billed at the Escrow Agent’s then standard rate.  Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services, thereby incurring additional charges.  All such charges and expenses shall be paid one-half by SVU and one-half by ASC.  The Escrow Agent shall submit invoices for all additional charges and reasonable out-of-pocket expenses to SVU and ASC within thirty (30) calendar days of incurring such charges and expenses.

(d)                                 The Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Escrow Agent, including, but not limited to, transaction, maintenance, balance-deficiency, and service fees and other charges, including those levied by any governmental authority, as listed on a schedule provided to the Parties on a quarterly basis.

9.                                      Method of Disbursement by the Escrow Agent.

(a)                                 The Escrow Agent shall make all such payments or disbursements of the Escrow Fund within two (2) Business Days after the Escrow Agent’s receipt of any written instruction of SVU or ASC or the passage of the other Party’s right to object, as applicable, or any Order received from SVU or ASC.  In the event fund transfer instructions are received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to an Authorized Representatives designated in Annex 1 attached to this Agreement, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative.  The persons and telephone numbers for call-backs may be changed only in writing executed by Authorized Representatives of the applicable

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Party and actually received and acknowledged by the Escrow Agent.  The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by SVU and/or ASC to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.  The Escrow Agent may apply any portion of the Escrow Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.  Except as set forth in Annex 1 attached to this Agreement, no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

(b)                                 SVU and ASC acknowledge that the Escrow Agent is authorized to use the funds transfer instructions set forth in Annex I attached to this Agreement to disburse any funds due to SVU and ASC under this Agreement without a verifying telephone call-back as set forth in Section 9(a) above. The Escrow Agent shall not reject or delay the processing of fund transfer instructions which it receives hereunder solely because such instructions have not been executed by the Person or Persons designated in Annex I attached to this Agreement (it being understood and agreed that the Escrow Agent may seek confirmation of such instructions by means of the telephone call-back as set forth in Section 9(a) above).

10.                               Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder.  On a quarterly basis and as may otherwise reasonably be requested by SVU or ASC from time to time, the Escrow Agent shall provide SVU or ASC, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions.  The Escrow Agent will provide the authorized representatives of SVU and ASC with such books and records in portable document format (.pdf or similar format), upon forty-eight (48) hours’ notice to the Escrow Agent.

11.                               Notices.  All notices and other communications hereunder shall be in writing and, except for communications from SVU or ASC setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 5(e) above), shall be deemed to be duly given (a) when delivered by Federal Express or a similar overnight courier, or by hand, to, (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to, or (c) when successfully transmitted by fax to, the address or facsimile number, as applicable, for such party set forth below (or at such other address or facsimile number for a party as shall be specified by like notice, provided, however, that the day any notice of change of address or facsimile number shall be effective only upon receipt):

If to ASC, to:

Facsimile No:

Attention:

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If to SVU, to:

Facsimile:

Attention:

If to the Escrow Agent, to:

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005
Attention:
Facsimile:  (212) 552-2812

All communications required or permitted under this Agreement shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, at its sole discretion, shall determine an emergency exists, the Escrow Agent may use such other mean of communication as the Escrow Agent deems appropriate.  Any communications required or permitted under this Agreement which are received after 5 p.m., New York City time, shall be deemed to have been received on the next Business Day.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

12.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.                               Monetary Units.  All amounts referred to herein are expressed in United States dollars and all payments by the Escrow Agent shall be made in such dollars.

14.                               Assignment and Modification.  Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of Law or otherwise, by any Party without the express written consent of the other Parties hereto and any such attempted assignment shall be void and unenforceable; provided, however, that ASC may grant the security interests in its rights, title and interest under this Agreement as contemplated by Section 6, and SVU may grant a security interest in its rights, title and interests under this Agreement to the collateral agents (the “Collateral Agents”) for the benefit of the lenders under each of the Term Loan Facility and the the ABL Facility.  In addition to complying with Section

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23, any assignee shall also deliver to Escrow Agent an amended Annex 1 setting forth the person or persons such assignee has authorized to instruct the Escrow Agent as its Authorized Representative pursuant to the terms of this Agreement.  This Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or permitted assignees, and no other person shall acquire or have any rights under or by virtue of this Agreement.

15.                               Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

16.                               Governing Law.  This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

17.                               Consent to Jurisdiction.  Each of the parties hereto irrevocably agrees that any action, suit or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns, shall be brought and determined exclusively in the courts of the State of New York located in the Borough of Manhattan, City of New York, State of New York, or the United States District Court for the Southern District of New York.  Each of the parties hereto hereby irrevocably submits with regard to any such action, suit or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action, suit or proceeding with respect to this Agreement, (a) any claim that it is not subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 11, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  To the extent that in any jurisdiction any party hereto may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

18.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

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RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 17 AND EXECUTED BY EACH OF THE PARTIES HERETO).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE CONTEMPLATED TRANSACTIONS.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated by this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,  (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV)  IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

19.                               Termination.  This Agreement shall terminate upon the disbursement in full of the Escrow Fund in accordance with the terms of this Agreement.  Nothing in this section will relieve any party hereto from liability for breach of this Agreement prior to such termination.

20.                               Taxpayer Identification Numbers.

(a)                                 SVU and ASC have provided the Escrow Agent with fully executed W-8 or W-9 Internal Revenue Service forms, which include the Tax Identification Numbers (TINs) of SVU and ASC, in each case as assigned by the Internal Revenue Service (the “IRS”).

(b)                                 All Investment Earnings shall be allocated to ASC and reported, as and to the extent required by applicable law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by ASC, whether or not said income has been distributed during such year.  Any other tax returns required to be filed in respect of the Escrow Fund will be prepared and filed by ASC with the IRS and any other taxing authority as required by applicable law.  ASC acknowledges and agrees that any taxes payable from the Investment Earnings held in the Escrow Fund shall be paid by ASC.  The Escrow Agent shall report to the IRS and any other taxing authority as required by law based upon the foregoing. The Escrow Agent shall be entitled to rely on such information provided by SVU and ASC and shall not be responsible for and shall be indemnified by SVU and ASC for any additional tax, interest or penalty arising from the inaccuracy or late receipt of such information.  The Escrow Agent shall withhold any taxes required to be withheld by applicable Law, including, but not limited to, required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate

18

authorities.  SVU and ASC hereby agree that SVU shall not be treated as the owner for federal income tax purposes of the Escrow Fund.

21.                               Succession.

(a)                                 The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to SVU and ASC specifying a date when such resignation shall take effect.  In addition, SVU and ASC jointly may remove the Escrow Agent as escrow agent at any time with or without cause by an instrument (which may be executed in counterparts), given to the Escrow Agent, which instrument must designate the effective date of such removal.  If any such resignation or removal occurs, a successor escrow agent will be appointed jointly by SVU and ASC.  Any such successor escrow agent shall deliver to SVU and ASC a written instrument accepting such appointment and upon such delivery it will succeed to all of the rights and duties of the Escrow Agent under this Agreement and will be entitled to receive the Escrow Fund and, except as provided in Section 21(d), the Escrow Agent will have no further obligation or liability under this Agreement.

(b)                                 If SVU and ASC have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following removal or receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonable costs and expenses the Escrow Agent shall have incurred in connection with the termination of this Agreement.

(c)                                  Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the escrow business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

(d)                                 Upon acknowledgement by any successor escrow agent of the receipt of the Escrow Fund, the then replaced escrow agent will be fully relieved of all duties, responsibilities and obligations under this Agreement, except with respect to actions previously taken or omitted by such replaced escrow agent.

22.                               Force Majeure.  In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, the Escrow Agent shall not be

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liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes.  Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially.

23.                               Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any Person that opens a new account with it.  Accordingly, SVU and ASC acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties’ identities, including, without limitation, name, address and organizational documents (“identifying information”). SVU and ASC agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

24.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto as to the subject matter hereof and supersedes all other prior understandings and undertakings, both written and oral, among the parties, or any of them, in each case, with respect to the subject matter hereof.

25.                               Parties In Interest.  This Agreement will be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or does confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Collateral Agents shall each be a third-party beneficiary of Section 14 of this Agreement.

26.                               Amendments/Waivers.  No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by the Parties; provided, however, that no provision relating to the rights of the Escrow Agent may be modified without its prior written consent.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same is in writing and signed by the Party making such waiver, nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

27.                               Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached (including without limitation, the failure of a party to provide joint written instructions as required under this Agreement).  Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the obligations of the parties to provide joint written instructions contemplated hereby) in any action instituted hereunder, in addition to any other remedy to which they may be

20

entitled, at law or in equity.  Each party further agrees that (a) it will not oppose the granting of an injunction, a decree or order of specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity; and (b) no other party or any other person shall be required to obtain, furnish or post any bond or other security in connection with or as a condition to obtaining any remedy referred to in this Section 27, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

28.                               Prevailing Party Attorney Fees.  In the event that a Party is the prevailing party in any proceeding in equity or at law between such Party and another Party in respect of this Agreement, the prevailing Party (as determined by the final, non-appealable judgment or order of a court of competent jurisdiction) shall be entitled to recover from such other Party all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with such proceeding and any appeals therefrom.

29.                               Miscellaneous.

(a)                                 Receipt of the Escrow Amount and all dividends, interest and other gains or income derived from the investment or reinvestment of amounts held in the Escrow Account shall be confirmed by the Escrow Agent as soon as practicable by account statements, and any discrepancies in any such account statement shall be noted by the Parties to the Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

(b)                                 If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  Each of SVU and ASC represents, warrants and covenants to the Escrow Agent that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.  Except as expressly provided in Section 6 above, nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Escrow Agent, SVU and ASC, any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

* * *

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IN WITNESS WHEREOF, the parties hereto have duly executed this General Escrow Agreement on the date first above written.

SUPERVALU INC.

By:
Name:
Title:

AMERICAN STORES COMPANY, LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Escrow Agent

By:
Name:
Title:

EXHIBIT A

Default Release Event Request

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(i) of the Escrow Agreement, dated as of [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

SVU hereby certifies through the undersigned Authorized Representative that the following Existing ASC Notes have become or been declared due and payable following an event of default under the ASC Indenture:                                                                           .

Accordingly, SVU hereby instructs the Escrow Agent to disburse the Escrow Fund to the Trustee [INSERT WIRE INSTRUCTIONS] as follows:

(1)                                 $           from the Initial Escrow Amount Subaccount, which is the amount of the outstanding principal balance of the Existing ASC Notes that have become or been declared due and payable; and

(2)                                 $           from the Additional Escrow Amount Subaccount, which is the accrued and unpaid interest on such principal balance of Existing ASC Notes.

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

SUPERVALU INC.

By:
Name:
Title:

CC: ASC

[Signature Page to Default Release Event Request]

EXHIBIT B

Guarantee Payment Release Event Request

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(ii) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

As certified by the attached certificate of a Responsible Financial Officer, (x) SVU hereby declares through the undersigned Authorized Representative that SVU [is required to make]/[has made] a payment under the SVU Guarantee in respect of the Existing ASC Notes and (y) attached to such certificate are correct and complete copies of a written demand for payment under the SVU Guarantee executed by an authorized representative of the Trustee and, if applicable, evidence of payment by SVU of the amount instructed to be disbursed below.

Accordingly, SVU hereby instructs the Escrow Agent to disburse the Escrow Fund to [the Trustee(1)]/[SVU(2)] [INSERT WIRE INSTRUCTIONS] as follows:

(1)                                 $           from the Initial Escrow Amount Subaccount; and

(2)                                 $           from the Additional Escrow Amount Subaccount.

(1)  If the required payment has not yet been made.

(2)  If the required payment has been made.

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

2

SUPERVALU INC.

By:
Name:
Title:

CC: ASC

[Signature Page to Guarantee Payment Release Event Request]

EXHIBIT C

Satisfaction and Discharge Release Event Request

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(iii) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

As evidenced by the attached certificate of satisfaction and discharge certified by a Responsible Financial Officer, ASC hereby declares through the undersigned Authorized Representative that the outstanding principal balance of, and all accrued interest on and other amounts in respect of, the following Existing ASC Notes have been satisfied or redeemed or purchased and cancelled in full:                                                                                                           .

Accordingly, ASC hereby instructs the Escrow Agent, if it has not received a notice from SVU objecting to this instruction within 5 Business Days, to disburse the following portion of the Escrow Fund to ASC [INSERT WIRE INSTRUCTIONS]:

(1)                                 $           from the Initial Escrow Amount Subaccount; and

(2)                                 $           from the Additional Escrow Amount Subaccount.

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Guarantee Payment Release Event Request]

AMERICAN STORES COMPANY, LLC

By:
Name:
Title:

CC: SVU

[Signature Page to Satisfaction and Discharge Release Event Request]

EXHIBIT D

Existing ASC Notes Purchase Release Event Request

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(iv) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

ASC hereby declares through the undersigned Authorized Representative that (i) within five Business Days after its receipt of the following disbursements, ASC intends to purchase Existing ASC Notes (whether through tenders, market purchases, private transactions, or otherwise) or to irrevocably deposit funds with the Trustee to redeem Existing ASC Notes (the “ASC Notes for Purchase”) with the intention to deliver them to the Trustee for cancellation, and (ii) after giving effect to the following disbursements and to such purchases and cancellation or redemption, (A) the remaining balance of the Initial Escrow Amount in the Initial Escrow Amount Subaccount will not be not less than the outstanding principal balance of the remaining Existing ASC Notes and (B) the remaining balance of the Additional Escrow Amount in the Additional Escrow Amount Subaccount will not be less than the Interest Reserve Amount with respect to the outstanding principal balance of the Existing ASC Notes.

As certified by the attached certificate of a Responsible Financial Officer, ASC declares that (i) the portion of the Escrow Fund to be disbursed pursuant to this request shall be used solely to purchase or redeem the ASC Notes for Purchase and such ASC Notes for Purchase will substantially concurrently with their purchase or redemption be delivered to the Trustee for cancellation and (ii) the requested disbursement hereunder, together with each other requested disbursement pursuant to Section 5(a)(iii) of the Escrow Agreement received by ASC and not yet applied by ASC to purchase or redeem Existing Notes or re-deposited in the Escrow Account, does not exceed $10.0 million.

Accordingly, ASC hereby instructs the Escrow Agent to disburse the Escrow Fund to [ASC]/[ASC’s designee] [INSERT WIRE INSTRUCTIONS] as follows:

(1)                                 $           from the Initial Escrow Amount Subaccount; and

(2)                                 $           from the Additional Escrow Amount Subaccount.

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

AMERICAN STORES COMPANY, LLC

By:
Name:
Title:

CC: SVU

[Signature Page to Existing ASC Notes Purchase Release Event Request]

EXHIBIT E

Guarantee Release or Termination Release Event Request from SVU

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(v) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

As certified by the attached certificate of a Responsible Financial Officer, (c) SVU hereby declares through the undersigned Authorized Representative that [SVU has been released from the SVU Guarantee]/[the SVU Guarantee has been terminated] and (y) attached to such certificate is a correct and complete copy of written evidence of such release or termination from an Authorized Representative of the Trustee.

Accordingly, SVU hereby instructs the Escrow Agent to disburse the entire amount of the Escrow Fund to ASC [INSERT WIRE INSTRUCTIONS].

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

SUPERVALU INC.

By:
Name:
Title:

CC: ASC

[Signature Page to Guarantee Release or Termination Release Event Request from SVU]

EXHIBIT F

Guarantee Release or Termination Release Event Request from ASC

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(v) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

As certified by the attached certificate of a Responsible Financial Officer, (x) ASC hereby declares through the undersigned Authorized Representative that [SVU has been released from the SVU Guarantee]/[the SVU Guarantee has been terminated] and (y) attached to such certificate is a correct and complete copy of written evidence of such release or termination from an Authorized Representative of the Trustee..

Accordingly, ASC hereby instructs the Escrow Agent, if it has not received a notice from SVU objecting to this instruction within 5 Business Days, to disburse the entire amount of the Escrow Fund to ASC [INSERT WIRE INSTRUCTIONS].

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

AMERICAN STORES COMPANY, LLC

By:
Name:
Title:

CC: SVU

[Signature Page to Guarantee Release or Termination Release Event Request from ASC]

EXHIBIT G

Investment Earnings Release Event Request

[INSERT DATE]

VIA FACSIMILE (212) 552-2812 or EMAIL [•]

JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza — 21st Floor
New York, New York  10005

Attn:  [•]

RE:  American Stores Company, LLC Escrow Account [•]

Dear [•]:

This request is being delivered pursuant to Section 5(a)(vi) of the Escrow Agreement, dated as of January [•], 2013 (the “Escrow Agreement”), by and among SUPERVALU INC., a Delaware corporation (“SVU”), AMERICAN STORES COMPANY, LLC, a Delaware limited liability company (“ASC”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Escrow Agent”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Escrow Agreement.

ASC hereby declares through the undersigned Authorized Representative that after giving effect to the following disbursement of Investment Earnings, the remaining balance of the Initial Escrow Amount in the Initial Escrow Amount Subaccount will not be less than the outstanding principal balance of the Existing ASC Notes, and the remaining balance of the Additional Escrow Amount in the Additional Escrow Amount Subaccount will not be less than the Interest Reserve Amount with respect to the outstanding principal balance of the Existing ASC Notes.

Accordingly, ASC hereby instructs the Escrow Agent to disburse the following amount of Investment Earnings held in the Escrow Account to ASC [INSERT WIRE INSTRUCTIONS]: $          .

The Escrow Agent is entitled to conclusively rely on the foregoing in disbursing the Escrow Fund as specified in this request.

[SIGNATURE PAGE FOLLOWS]

AMERICAN STORES COMPANY, LLC

By:
Name:
Title:

CC: SVU

Annex 1

Call-Back
Schedule

Telephone Number(s) for Call-backs and

Person(s) Designated to Instruct and Confirm Funds Transfer Instructions

If to SVU:

Address:

Wire Instructions:

	Name	Telephone Number	Signature

1.

2.

If to ASC:

Address:

Wire Instructions:

	Name	Telephone Number	Signature

1.

2.

Schedule A

Existing ASC Notes

Series	Outstanding Principal Amount on

Schedule B

JPMorgan Chase Prime Money Market Mutual Fund